athenahealth, Inc. Reports Fourth Quarter and Full Year 2014 Results

Q4 2014 Financial Results

•	24% Revenue Growth Over Fourth Quarter of 2013

•	Non-GAAP Adjusted Operating Income of $38.5 million

•	GAAP Net Income of $8.7 million, or $0.22 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $22.5 million, or $0.58 Per Diluted Share

Full Year 2014 Financial Results

•	26% Revenue Growth Over Full Year 2013

•	Non-GAAP Adjusted Operating Income of $87.3 million

•	GAAP Net Loss of $3.1 million, or $0.08 Per Diluted Share

•	Non-GAAP Adjusted Net Income of $49.5 million, or $1.31 Per Diluted Share
WATERTOWN, MA – February 5, 2015 - athenahealth, Inc. (NASDAQ: ATHN) (“athenahealth” or “we”), a leading provider of cloud-based services and mobile applications for medical groups and health systems, today announced financial and operational results for the fourth quarter and full year 2014. We will conduct a conference call tomorrow, Friday, February 6, 2015, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•
Grew net new active physicians on athenaCollector® (2,317 physicians added), athenaClinicals® (1,353 physicians added), and athenaCommunicator® (2,480 physicians added) for the three months ended December 31, 2014, compared to athenaCollector (2,094 physicians added), athenaClinicals (987 physicians added), and athenaCommunicator (4,186 physicians added) in the same period last year.

•
Grew net new active physicians on athenaCollector (9,565 physicians added), athenaClinicals (6,423 physicians added), and athenaCommunicator (10,647 physicians added) for the twelve months ended December 31, 2014, compared to athenaCollector (7,847 physicians added), athenaClinicals (4,439 physicians added), and athenaCommunicator (11,363 physicians added) in the same period last year.

•	Total revenue for the three months ended December 31, 2014, was $213.2 million, compared to $171.6 million in the same period last year, an increase of 24%.

◦	Revenue from athenahealth-branded services was $195.9 million, an increase of 31% over $149.0 million for the three months ended December 31, 2013.

◦	Revenue from Epocrates-branded services was $12.8 million, a decrease of 32% from $18.9 million for the three months ended December 31, 2013.

◦	Third-party tenant and other non-core revenue was $4.5 million, an increase of 22% over $3.7 million for the three months ended December 31, 2013.

•	Total revenue for full year 2014 was $752.6 million, compared to full year 2013 revenue of $595.0 million, an increase of 26%.

◦	Revenue from athenahealth-branded services was $690.0 million, an increase of 29% over $532.9 million for the twelve months ended December 31, 2013.

◦	Revenue from Epocrates-branded services was $44.5 million, a decrease of 15% from $52.4 million for twelve months ended December 31, 2013.

◦	Third-party tenant and other non-core revenue was $18.1 million, an increase of 87% over $9.7 million for the twelve months ended December 31, 2013.
“We believe in a connected health care experience for all, where everyone across the continuum is connected to information and outcomes. In 2014, we connected a record 12,137 providers to our network and we connected 699 clients to innovative technologies and services offered on our MDP Marketplace. With a growing tally of more than 161,000 active interfaces, our clients’ ability to share information is increasingly unencumbered,” said Jonathan Bush, athenahealth’s chairman and chief executive officer. “We are making marked progress towards building the health care internet. Our recent acquisition of RazorInsights and partnership with Beth Israel Deaconess Medical Center furthers our efforts and advances our ability to improve care coordination within and around the inpatient environment.”

•	For the three months ended December 31, 2014, Non-GAAP Adjusted Gross Margin was 67.1%, up from 66.2% in the same period last year.

•
For the three months ended December 31, 2014, Non-GAAP Adjusted Operating Income was $38.5 million, or 18.0% of total revenue, compared to Non-GAAP Adjusted Operating Income of $34.1 million, or 19.9% of total revenue, in the same period last year.

•	For the three months ended December 31, 2014, GAAP Net Income was $8.7 million, or $0.22 per diluted share, compared to $13.1 million, or $0.34 per diluted share, in the same period last year.

•
For the three months ended December 31, 2014, Non-GAAP Adjusted Net Income was $22.5 million, or $0.58 per diluted share, compared to $22.1 million, or $0.57 per diluted share, in the same period last year.

◦
For 2014, we used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended December 31, 2013, Non-GAAP Adjusted Net Income per Diluted Share would have been $0.51 instead of $0.57.

•	For the year ended December 31, 2014, Non-GAAP Adjusted Gross Margin was 63.0%, compared to 63.0% for the year ended December 31, 2013.

•
For the year ended December 31, 2014, Non-GAAP Adjusted Operating Income was $87.3 million, or 11.6% of total revenue, compared to Non-GAAP Adjusted Operating Income of $74.0 million, or 12.4% of total revenue, for the year ended December 31, 2013.

•
For the year ended December 31, 2014, GAAP Net Loss was $3.1 million, or $0.08 per diluted share, compared to GAAP Net Income of $2.6 million, or $0.07 per diluted share, for the year ended December 31, 2013.

•
For the year ended December 31, 2014, Non-GAAP Adjusted Net Income was $49.5 million, or $1.31 per diluted share, compared to $44.3 million, or $1.16 per diluted share, for the year ended December 31, 2013.

◦
For 2014, we used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the twelve months ended December 31, 2013, Non-GAAP Adjusted Net Income per Diluted Share would have been $1.10 instead of $1.16.

“In 2014, we grew our network to serve over 62,000 providers, increased our total automation rate to 51%, and made meaningful investments in both innovation and openness to further disrupt the status quo in health care,” said Kristi Matus, athenahealth’s chief financial & administrative officer. “athenahealth remains committed to delivering results-oriented solutions, not just for the clients we serve today, but for our growing addressable market and the care continuum at large.”
We are updating our fiscal year 2015 guidance to incorporate the acquisition of RazorInsights and the purchase of webOMR, the web-based clinical applications and electronic health record platform from Beth Israel Deaconess Medical Center. Please note that if it were not for these transactions, we would have reaffirmed the original fiscal year 2015 guidance communicated on December 11, 2014 at our 7th Annual Investor Summit. athenahealth’s updated fiscal year 2015 guidance to reflect these transactions is presented below:

For the Fiscal Year Ending December 31, 2015
Forward-Looking Guidance
GAAP Total Revenue	$905 - $925 million
Non-GAAP Adjusted Gross Margin	62.5% - 63.5%
Non-GAAP Adjusted Operating Income	$75 - $85 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.10 - $1.20
Non-GAAP Tax Rate	40%
Use of Non-GAAP Financial Measures
In our earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, we may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the consolidated financial statements. Our earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of our web site at www.athenahealth.com.

Conference Call Information
To participate in athenahealth’s live conference call and webcast, please dial 877-853-5645 (or 408-940-3868 for international calls) using conference code No. 65581423, or visit the Investors section of our web site at www.athenahealth.com. A replay will be available for one week following the conference call at 855-859-2056 (and 404-537-3406 for international calls) using conference code No. 65581423. A webcast replay will also be archived on our website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health records (EHR), revenue cycle management and medical billing, patient engagement, care coordination, and population health management, as well as Epocrates and other point-of-care mobile apps. We connect care and drive meaningful, measurable results for more than 62,000 health care providers in medical practices and health systems nationwide. For more information, please visit www.athenahealth.com.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook, including the updated fiscal year 2015 guidance; statements regarding the benefits of and demand for our service offerings; statements regarding the potential expansion of our network and progress towards building the health care internet; statements regarding our market opportunity; statements regarding changes in the health care industry, including an increased emphasis on coordinated care, and our positioning in regard to those changes; and statements found under our “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” and “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures for Fiscal Year 2015 Guidance” sections of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our fluctuating operating results; our variable sales and implementation cycles, which may result in fluctuations in our quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to our ability to successfully integrate the services, offerings, and technologies of Epocrates, RazorInsights, and webOMR and realize the expected benefits; risks associated with our ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with our expectations regarding our ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which we operate and the relative immaturity of the market for our service offerings; and the evolving and complex governmental and regulatory compliance environment in which we and our clients operate. Forward-looking statements may often be identified with words such as “we expect,” “we anticipate,” “upcoming,” “aim,” or similar indications of future expectations. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by us, please see the disclosures contained in our public filings with the Securities and Exchange Commission, available on the Investors section of our website at www.athenahealth.com and on the SEC’s website at www.sec.gov.

Contact Info:
Dana Quattrochi
athenahealth, Inc. (Investors)
investorrelations@athenahealth.com
(617) 402-1329

Holly Spring
athenahealth, Inc. (Media)
media@athenahealth.com
(617) 402-1631

athenahealth, Inc.
CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	December 31, 2014	December 31, 2013
Assets
Current assets:
Cash and cash equivalents	$73,787	$65,002
Marketable securities	40,950	—
Accounts receivable, net	121,710	87,343
Restricted cash	—	3,000
Deferred tax assets, net	—	6,118
Prepaid expenses and other current assets	22,627	17,194
Total current assets	259,074	178,657

Property and equipment, net	271,552	213,018
Capitalized software costs, net	56,574	29,987
Purchased intangible assets, net	139,422	168,364
Goodwill	198,049	198,049
Investments and other assets	7,327	8,321
Total assets	$931,998	$796,396

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	9,410	3,930
Accrued compensation	71,768	44,444
Accrued expenses	37,033	24,380
Line of credit	$35,000	$35,000
Long-term debt	15,000	15,000
Deferred revenue	28,949	27,002
Deferred tax liability, net	8,449	—
Total current liabilities	205,609	149,756
Deferred rent, net of current portion	19,412	1,478
Long-term debt, net of current portion	158,750	173,750
Deferred revenue, net of current portion	54,473	53,172
Long-term deferred tax liability, net	10,417	21,421
Other long-term liabilities	8,214	5,511
Total liabilities	456,875	405,088

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 39,402 shares issued and 38,124 shares outstanding at December 31, 2014; 38,600 shares issued and 37,322 shares outstanding at December 31, 2013	395	387
Additional paid-in capital	443,259	380,967
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive income (loss)	24,188	(446)
Retained earnings	8,481	11,600
Total stockholders’ equity	475,123	391,308
Total liabilities and stockholders’ equity	$931,998	$796,396

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Revenue:
Business services	$201,072	$162,529	$711,234	$563,237
Implementation and other	12,142	9,050	41,365	31,766
Total revenue	213,214	171,579	752,599	595,003
Expense:
Direct operating	76,274	62,852	302,539	238,672
Selling and marketing	50,533	37,947	189,688	149,488
Research and development	19,802	16,322	69,461	57,639
General and administrative	33,592	22,339	125,192	99,776
Depreciation and amortization	18,071	12,864	64,764	43,575
Total expense	198,272	152,324	751,644	589,150
Operating income	14,942	19,255	955	5,853
Other (expense) income:
Interest expense	(911)	(1,319)	(4,695)	(3,905)
Other income	27	136	(124)	283
Total other (expense) income	(884)	(1,183)	(4,819)	(3,622)
Income (loss) before income tax (provision) benefit	14,058	18,072	(3,864)	2,231
Income tax (provision) benefit	(5,329)	(4,927)	745	363
Net income (loss)	$8,729	$13,145	$(3,119)	$2,594
Net income (loss) per share – Basic	$0.23	$0.35	$(0.08)	$0.07
Net income (loss) per share – Diluted	$0.22	$0.34	$(0.08)	$0.07
Weighted average shares used in computing net (loss) income per share:
Basic	38,097	37,262	37,862	36,856
Diluted	39,040	38,645	37,862	38,257

athenahealth, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Year Ended December 31,
	2014	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(3,119)	$2,594	$18,732
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	93,806	61,853	29,144
Excess tax benefit from stock-based awards	(10,060)	(6,910)	(14,179)
Deferred income tax	(11,670)	(7,044)	(890)
Change in fair value of contingent considerations	—	76	(5,118)
Stock-based compensation expense	55,558	42,648	27,236
Other reconciling adjustments	(224)	(67)	1,092
Changes in operating assets and liabilities:
Accounts receivable, net	(34,367)	(3,399)	(12,611)
Prepaid expenses and other current assets	4,285	3,283	12,096
Other long-term assets	596	(66)	111
Accounts payable	2,546	(233)	13
Accrued expenses and other long-term liabilities	10,083	(21)	3,898
Accrued compensation	26,339	5,775	7,959
Deferred revenue	3,248	(3,090)	2,969
Deferred rent	12,084	(2,091)	(239)
Net cash provided by operating activities	149,105	93,308	70,213
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(53,477)	(29,123)	(15,657)
Purchases of property and equipment	(76,092)	(38,260)	(23,904)
Proceeds from sales and maturities of investments	—	56,245	160,340
Purchases of investments	—	(2,000)	(118,919)
Payments on acquisitions, net of cash acquired	—	(410,161)	(5,798)
Change in restricted cash	3,000	(1,643)	3,650
Other investing activities	(750)	—	172
Net cash used in investing activities	(127,319)	(424,942)	(116)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	21,041	31,133	18,699
Taxes paid related to net share settlement of stock awards	(28,879)	(12,075)	(4,248)
Excess tax benefit from stock-based awards	10,060	6,910	14,179
Proceeds from long-term debt	—	200,000	—
Proceeds from line of credit	—	155,000	—
Payments for line of credit	—	(120,000)	—
Payments for long-term debt	(15,000)	(11,250)	—
Net settlement of acquired company’s board of directors equity shares	—	(5,806)	—
Debt issuance costs	—	(1,699)	—
Payment of contingent consideration accrued at acquisition date	—	(525)	(1,550)
Net cash (used in) provided by financing activities	(12,778)	241,688	27,080
Effects of exchange rate changes on cash and cash equivalents	(223)	(40)	30
Net (decrease) increase in cash and cash equivalents	8,785	(89,986)	97,207
Cash and cash equivalents at beginning of period	65,002	154,988	57,781
Cash and cash equivalents at end of period	$73,787	$65,002	$154,988

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2014, and 2013:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2014	2013	2014	2013
Stock-based compensation charged to Consolidated Statements of Income:
Direct operating	$3,203	$2,160	$12,009	$7,778
Selling and marketing	3,703	2,848	14,581	12,057
Research and development	1,923	991	7,221	4,238
General and administrative	7,743	2,925	21,747	18,575
Total stock-based compensation expense	16,572	8,924	55,558	42,648
Amortization of capitalized stock-based compensation related to software development (1)	743	347	2,258	1,027
Total	$17,315	$9,271	$57,816	$43,675

(1)
In addition, for the three months ended December 31, 2014, and 2013, $1.2 million and $0.5 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets for which $0.7 million and $0.3 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Consolidated Statements of Income. For the twelve months ended December 31, 2014, and 2013, $4.7 million and $2.2 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs, net in the Consolidated Balance Sheets for which $2.3 million and $1.0 million, respectively, of amortization was included in the line item Depreciation and Amortization in the Consolidated Statements of Income.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Consolidated Statements of Income for the three and twelve months ended December 31, 2014, and 2013:

	Three Months Ended December 31,		Twelve Months Ended December 31,
Amortization of purchased intangible assets allocated to:	2014	2013	2014	2013
Direct operating	$2,991	$2,777	$12,181	$10,617
Selling and marketing	3,211	2,419	16,388	7,261
Total amortization of purchased intangible assets	$6,202	$5,196	$28,569	$17,878

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by us to describe our financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of our business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Total revenue	$213,214	$171,579	$752,599	$595,003
Direct operating expense	76,274	62,852	302,539	238,672

Total revenue less direct operating expense	136,940	108,727	450,060	356,331
Add: Stock-based compensation allocated to direct operating expense	3,203	2,160	12,009	7,778
Add: Amortization of purchased intangible assets allocated to direct operating expense	2,991	2,777	12,181	10,617

Non-GAAP Adjusted Gross Profit	$143,134	$113,664	$474,250	$374,726

Non-GAAP Adjusted Gross Margin	67.1%	66.2%	63.0%	63.0%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of our “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Total Revenue	$213,214	$171,579	$752,599	$595,003

GAAP net income (loss)	8,729	13,145	(3,119)	2,594
Add: Provision for (benefit from) income taxes	5,329	4,927	(745)	(363)
Add: Total other expense	884	1,183	4,819	3,622
Add: Stock-based compensation expense	16,572	8,924	55,558	42,648
Add: Depreciation and amortization	18,071	12,864	64,764	43,575
Add: Amortization of purchased intangible assets	6,202	5,196	28,569	17,878
Add: Integration and transaction costs	—	397	—	6,865
Add: Non-tax deductible transaction costs	—	—	—	2,159
Less: Gain on early termination of lease	—	—	—	(2,468)

Non-GAAP Adjusted EBITDA	$55,787	$46,636	$149,846	$116,510

Non-GAAP Adjusted EBITDA Margin	26.2%	27.2%	19.9%	19.6%
Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

Total revenue	$213,214	$171,579	$752,599	$595,003

GAAP net income (loss)	8,729	13,145	(3,119)	2,594
Add: Provision for (benefit from) income taxes	5,329	4,927	(745)	(363)
Add: Total other expense	884	1,183	4,819	3,622
Add: Stock-based compensation expense	16,572	8,924	55,558	42,648
Add: Amortization of capitalized stock-based compensation related to software development	743	347	2,258	1,027
Add: Amortization of purchased intangible assets	6,202	5,196	28,569	17,878
Add: Integration and transaction costs	—	397	—	6,865
Add: Non-tax deductible transaction costs	—	—	—	2,159
Less: Gain on early termination of lease	—	—	—	(2,468)

Non-GAAP Adjusted Operating Income	$38,459	$34,119	$87,340	$73,962

Non-GAAP Adjusted Operating Income Margin	18.0%	19.9%	11.6%	12.4%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net income (loss)	$8,729	$13,145	$(3,119)	$2,594
Add: Stock-based compensation expense	16,572	8,924	55,558	42,648
Add: Amortization of capitalized stock-based compensation related to software development	743	347	2,258	1,027
Add: Amortization of purchased intangible assets	6,202	5,196	28,569	17,878
Add: Integration and transaction costs	—	397	—	6,865
Less: Gain on early termination of lease	—	—	—	(2,468)

Sub-total of tax deductible items	23,517	14,864	86,385	65,950

Less: Tax impact of tax deductible items (1)	(9,407)	(5,946)	(34,554)	(26,380)
Add: Non-tax deductible transaction costs	—	—	—	2,159
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(294)	—	801	—

Non-GAAP Adjusted Net Income	$22,545	$22,063	$49,513	$44,323

Weighted average shares - diluted	39,040	38,645	37,862	38,257

Non-GAAP Adjusted Net Income per Diluted Share	$0.58	$0.57	$1.31	$1.16

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income (Loss) per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended December 31, 2013, the tax impact from applying a non-GAAP tax rate would have been $(2,301) and our Non-GAAP Adjusted Net Income per Diluted Share would have been $0.51, or a decrease of $0.06. For the twelve months ended December 31, 2013, the tax impact from applying a non-GAAP tax rate would have been $(2,119) and our Non-GAAP Adjusted Net Income per Diluted Share would have been $1.10, or a decrease of $0.06.

(unaudited, in thousands)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2014	2013	2014	2013

GAAP net income (loss) per share - diluted	$0.22	$0.34	$(0.08)	$0.07
Add: Stock-based compensation expense	0.42	0.23	1.47	1.11
Add: Amortization of capitalized stock-based compensation related to software development	0.02	0.01	0.06	0.03
Add: Amortization of purchased intangible assets	0.16	0.13	0.75	0.47
Add: Integration and transaction costs	—	0.01	—	0.18
Less: Gain on early termination of lease	—	—	—	(0.06)

Sub-total of tax deductible items	0.60	0.38	2.28	1.72

Less: Tax impact of tax deductible items (1)	(0.24)	(0.15)	(0.91)	(0.69)
Add: Non-tax deductible transaction costs	—	—	—	0.06
Add: Tax impact resulting from applying non-GAAP tax rate (2)	(0.01)	—	0.02	—

Non-GAAP Adjusted Net Income per Diluted Share	$0.58	$0.57	$1.31	$1.16

Weighted average shares - diluted	39,040	38,645	37,862	38,257

(1)	Tax impact calculated using a statutory tax rate of 40%.

(2)
Represents adjusting the GAAP net loss at a non-GAAP tax rate of 40%. For 2014, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income (Loss) per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate. If this approach had been used for the three months ended December 31, 2013, the tax impact from applying a non-GAAP tax rate would have been $(2,301) and our Non-GAAP Adjusted Net Income per Diluted Share would have been $0.51, or a decrease of $0.06. For the twelve months ended December 31, 2013, the tax impact from applying a non-GAAP tax rate would have been $(2,119) and our Non-GAAP Adjusted Net Income per Diluted Share would have been $1.10, or a decrease of $0.06.

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES FOR FISCAL YEAR 2015 GUIDANCE
(Unaudited, in millions, except per share amounts)
Please note that the figures presented below may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin Guidance
Set forth below is a presentation of our “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin” guidance for fiscal year 2015, which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2015
Total revenue	$905.0	$925.0
Direct operating expense	364.1	362.4
Total revenue less direct operating expense	$540.9	$562.6

Add: Stock-based compensation expense
allocated to direct operating expense	13.8	13.8
Add: Amortization of purchased intangible assets
allocated to direct operating expense (1)	11.0	11.0

Non-GAAP Adjusted Gross Profit	$565.6	$587.4

Non-GAAP Adjusted Gross Margin	62.5%	63.5%

(1) Based on preliminary estimates related to purchase accounting.
Non-GAAP Adjusted Operating Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin” guidance for fiscal year 2015, which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

	LOW	HIGH
	Fiscal Year Ending December 31, 2015
Total revenue	$905.0	$925.0

GAAP net loss	(8.0)	(3.8)
Add: Benefit from income taxes	(4.3)	(1.8)
Add: Total other expense	1.4	4.6
Add: Stock-based compensation expense	61.4	61.4
Add: Amortization of capitalized stock-based compensation related to software development	4.2	4.2
Add: Amortization of purchased intangible assets (1)	20.3	20.3

Non-GAAP Adjusted Operating Income	$75.0	$85.0

Non-GAAP Adjusted Operating Income Margin	8.3%	9.2%

(1) Based on preliminary estimates related to purchase accounting.

Non-GAAP Adjusted Net Income Guidance
Set forth below is a reconciliation of our “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share” guidance for fiscal year 2015.

	LOW	HIGH
	Fiscal Year Ending December 31, 2015
GAAP net loss	$(8.0)	$(3.8)
Add: Stock-based compensation expense	61.4	61.4
Add: Amortization of capitalized stock-based compensation related to software development	4.2	4.2
Add: Amortization of purchased intangible assets (1)	20.3	20.3

Sub-total of tax deductible items	$85.9	$85.9

(Less): Tax impact of tax deductible items (2)	(34.4)	(34.4)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (3)	0.6	0.5

Non-GAAP Adjusted Net Income	$44.2	$48.2

Weighted average shares - diluted	40.1	40.1

Non-GAAP Adjusted Net Income per Diluted Share	$1.10	$1.20

(1) Based on preliminary estimates related to purchase accounting.
(2) Tax impact calculated using a statutory tax rate of 40%.
(3) Represents adjusting the GAAP net loss at a Non-GAAP tax rate of 40%. For 2015, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our non-GAAP Adjusted Net Income per Diluted Share because a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate.

	LOW	HIGH
	Fiscal Year Ending December 31, 2015
GAAP net loss per share - diluted	$(0.20)	$(0.09)
Add: Stock-based compensation expense	1.53	1.53
Add: Amortization of capitalized stock-based compensation related to software development	0.11	0.11
Add: Amortization of purchased intangible assets (1)	0.51	0.51

Sub-total of tax deductible items	$2.14	$2.14

(Less): Tax impact of tax deductible items (2)	(0.86)	(0.86)
Add: Tax impact resulting from applying a normalized non-GAAP tax rate (3)	0.02	0.01

Non-GAAP Adjusted Net Income per Diluted Share	$1.10	$1.20

Weighted average shares - diluted	40.1	40.1

(1) Based on preliminary estimates related to purchase accounting.
(2) Tax impact calculated using a statutory tax rate of 40%.
(3) Represents adjusting the GAAP net loss at a Non-GAAP tax rate of 40%. For 2015, we are using a non-GAAP tax rate of 40% to normalize the tax impact to our non-GAAP Adjusted Net Income per Diluted Share because a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate.

Explanation of Non-GAAP Financial Measures
We report our financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of athenahealth and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets allocated to direct operating expense, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in our ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income (loss) before provision for (benefit from) income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income (Loss)” as the sum of GAAP net income (loss) before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and any tax impact related to these preceding items, and an adjustment to the tax provision for the non-GAAP tax rate and “Non-GAAP Adjusted Net Income (Loss) per Diluted Share” as Non-GAAP Adjusted Net Income (Loss) divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of our operational strength and performance of our business and a good measure of our historical operating trends, in particular the extent to which ongoing operations impact our overall financial performance.

Management excludes or adjusts each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

•
Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of our business, and also because the total amount of the expenditure is partially outside of our control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to our performance during the period in which the expenses are incurred.

•
Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Integration costs — integration costs are the severance payments and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, management believes that such expenses do not have a direct correlation to future business operations, and therefore, these costs are not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

•
Gain on early termination of lease — Gain on early termination of lease was a non-recurring gain related to the early termination of the Arsenal on the Charles lease. Accordingly, this gain was not considered by management in making operating decisions, and management believes that this gain does not have a direct correlation to future business operations. Management does not believe such gain accurately reflects the performance of our ongoing operations for the period in which such gain was recorded.

•
Non-GAAP tax rate — For 2014, we used a non-GAAP tax rate of 40% to normalize the tax impact to our Non-GAAP Adjusted Net Income (Loss) per Diluted Share based on the fact that a relatively small change in pre-tax GAAP income (loss) could result in a volatile GAAP effective tax rate.